Exhibit 99.1

[GRAPHIC OMITTED]                                                   News Release


FOR IMMEDIATE RELEASE                                  CONTACT: Kelly Lindenboom
                                                                (617) 621-2345

             ARIAD REPORTS FOURTH QUARTER AND YEAR-END 2004 RESULTS

                Clinical and Financial Guidance for 2005 Provided

Cambridge, MA, February 1, 2005 -- ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced consolidated financial results for the quarter and the year ended December 31, 2004 and provided product development and financial guidance for 2005.

"Based on the encouraging anti-cancer responses seen with our mTOR inhibitor, AP23573, in a spectrum of patients with various solid tumors and hematologic cancers, we initiated several multicenter clinical studies during 2004 - a major step towards our goal of building a commercially successful bio-oncology business," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "We expect 2005 to be a transforming year for the Company. We started by establishing our first AP23573 drug-delivery stent collaboration with Medinol Ltd. We also plan to roll out the evolving clinical data on AP23573, begin to put in place the infrastructure needed to commercialize AP23573 in the United States, and progress partnering discussions for markets outside the U.S."

Financial Highlights

For the year ended December 31, 2004, the Company reported a net loss of $35.6 million, or $0.69 per share, as compared to $19.7 million, or $0.51 per share, for the year ended December 31, 2003. For the quarter ended December 31, 2004, the Company reported a net loss of $10.7 million, or $0.20 per share, compared to a net loss of $5.7 million, or $0.13 per share, for the same period in 2003. The increase in net loss for the full year and quarter are due primarily to higher R&D expenses resulting from execution of the clinical development plan for its lead cancer product candidate, AP23573.

The Company ended the year 2004 with $75.5 million in cash, cash equivalents, and marketable securities, compared with $66.7 million at the end of 2003. For the year 2004, the Company reported cash used in operations of $31.6 million, which is below the guidance of $34 million it had provided.

Key Milestones for 2005

The Company is committed to achieve the following clinical and financial goals during 2005:

o Begin patient enrollment in AP23573 Phase 2 multicenter clinical trials in various solid tumors, including endometrial and prostate cancer, in 1H05.
o Begin patient enrollment in Phase 1b clinical trials of AP23573 in combination with other anti-cancer therapies in 1H05.
o File an Investigational New Drug (IND) application for the oral dosage form of AP23573 in 1H05 and initiate clinical trials.
o Achieve significant progress in the clinical development of AP23573 in 2H05, including potential use of mTOR-pathway biomarkers, allowing initial definition of the registration path for AP23573 in solid tumors and hematologic malignancies.
o Facilitate development of AP23573 drug-delivery stents for prevention of coronary artery re-blockage by partner Medinol Ltd.
o Advance NF-(kappa)B patent litigation with Eli Lilly and be prepared for trial in 2H05, subject to setting of a trial date at the Court's discretion.
o Achieve target for annual cash used in operations of $39 to $42 million.

"In conjunction with our key clinical investigators, we will continue to submit data from our AP23573 clinical trials to major and subspecialty oncology and hematology meetings in the U.S. and abroad and anticipate being able to present these clinical data at various forums during the year," said Camille L. Bedrosian, M.D., vice president and chief medical officer of ARIAD.

"We are continuing to make excellent progress in our preclinical programs and will provide further details and guidance on these product candidates as we approach IND filings," said Tim Clackson, Ph.D., senior vice president and chief scientific officer of ARIAD.

Upcoming Events

ARIAD management will be presenting updated overviews of the Company's progress and plans at investor conferences - all to be webcast - including the following:

o SunTrust Robinson Humphrey "Off the Cuff" Therapeutics Conference, March 1, 2005 at the Le Parker Meridien, New York, New York.
o JMP Securities Fourth Annual Growth Conference, March 2, 2005 at the Ritz Carlton Hotel, San Francisco, California.
o Lehman Brothers Eighth Annual Global Healthcare Conference, March 30 - April 1, 2005 at the Loews Hotel, Miami Beach, Florida.

About ARIAD

ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. Medinol Ltd. also is developing stents and other medical devices that deliver ARIAD's lead cancer product candidate to prevent reblockage at sites of vascular injury following stent-assisted angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to accurately estimate the timing and actual research and development expenses and other costs associated with the preclinical and clinical development and manufacture of our product candidates, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding our ability to manufacture our product candidates on a commercial scale or to supply our product candidates to our collaborator for use in its product candidates, risks and uncertainties regarding our and our collaborator's ability to successfully enroll and conduct preclinical and clinical studies of product candidates, including our product candidates to treat cancers described in this release and our collaborator's medical device product candidates to treat vascular disease, risks and uncertainties that clinical trial results at any phase of development including those described in this release may be adverse or may not be predictive of future results or lead to regulatory approval of any of our or our collaborator's product candidates, risks and uncertainties of third-party intellectual property claims relating to our and our collaborator's product candidates, and risks and uncertainties relating to regulatory oversight, the timing, scope, cost and outcome of legal proceedings, including litigation concerning our NF-(kappa)B patent portfolio, future capital needs, key employees, dependence on our collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

                  ARIAD PHARMACEUTICALS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands, except
 share and per share
 data
                           Three Months Ended            Twelve Months Ended
                               December 31,                 December 31,
                      ----------------------------  ----------------------------
                           2004          2003           2004           2003
                      -------------  -------------  -------------  -------------
                               (Unaudited)           (Unaudited)

Total license revenue $       179    $        191   $        742   $        660
                      -------------  -------------  -------------  -------------

Operating expenses:
   Research and
    development              8,875          3,850         27,711         14,889
   General and
    administrative           2,273          2,133          9,442          5,547
                      -------------  -------------  -------------  -------------
     Total operating
      expenses              11,148          5,983         37,153         20,436
                      -------------  -------------  -------------  -------------

Other income
 (expense), net                255             81            838             50
                      -------------  -------------  -------------  -------------
Net loss              $    (10,714)  $     (5,711)  $    (35,573)  $    (19,726)
                      =============  =============  =============  =============

Net loss per common
 share (basic and
 diluted)             $       (.20)  $       (.13)  $       (.69)  $       (.51)
                      =============  =============  =============  =============

Weighted average of
 common stock
 outstanding (basic
 and diluted)           52,646,030     45,417,428     51,294,160     39,036,073



                CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

In thousands                                         December 31,   December 31,
                                                         2004           2003
                                                    -------------  -------------
                                                     (Unaudited)
Cash, cash equivalents and marketable securities    $     75,506   $     66,740
Total assets                                        $     87,189   $     74,284
Working capital                                     $     68,874   $     61,587
Total liabilities                                   $     19,748   $     14,958
Stockholders' equity                                $     67,440   $     59,326

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